UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2019

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Please see the disclosure relating to the estimated cash and investments in market securities of Nektar Therapeutics, a Delaware corporation (the “Company”), set forth under Item 8.01 “Other Events” of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.02.

Item 8.01	Other Events.

On December 27, 2018, the Company announced that President and Chief Executive Officer, Howard W. Robin, will make a presentation at the upcoming 37th Annual J.P. Morgan Healthcare Conference in San Francisco on Tuesday, January 8, 2019, at 9:00 a.m. Pacific time. The presentation will be accessible via a Webcast through a link posted on the Investors, Events Calendar section of the Nektar website: https://ir.nektar.com/events-and-presentations/events. In addition, the Company will webcast the Q&A breakout session immediately following its presentation at 9:30 a.m. Pacific time. This Webcast will be available for replay until February 18, 2019.

As part of the presentation, Mr. Robin will provide an overview of a research collaboration that the Company entered into with Gilead Sciences, Inc. (“Gilead”) on December 7, 2018 to explore the combination of the Company’s drug candidate, NKTR-255, an IL-15 agonist that stimulates NK and effector-memory T cells, with antiretroviral therapies in the Gilead portfolio. The collaboration is limited to evaluation of NKTR-255 in the field of virology.  Under the research collaboration, Gilead will conduct the preclinical studies and will also be responsible for the costs of those studies.  The Company and Gilead will each contribute their respective compounds for the evaluation and will each maintain global commercial rights to their respective drugs and/or drug candidates. During the agreement term, if the Company chooses to partner NKTR-255 in the field of virology (excluding oncology), Gilead has a right of first negotiation.

In addition, Mr. Robin intends to announce that, based upon the Company’s preliminary estimates, as of December 31, 2018, the Company had cash and equivalents of $1.92 billion. This financial information has been prepared by and is the responsibility of the Company’s management and has not been audited by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion on or provide any other form of assurance with respect to this preliminary data. This financial information is subject to the completion of the Company’s year-end financial closing procedures, the preparation of the Company’s consolidated financial statements, and the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2018, and the Company’s actual results may differ from these estimates.

The Company expects the presentation and Q&A breakout session will include certain forward-looking statements regarding the Company’s business and proprietary drug candidates including the timing of clinical trial start dates and regulatory outcomes. Actual results could differ materially from these forward-looking statements, which are subject to important risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2018. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date: January 8, 2019